UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2005

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 is being filed in order to: (a) amend and restate Items 1.02 and 8.01 of this Current Report to reflect completion of the redemption of WebMD Corporation’s 3 1/4% Convertible Subordinated Notes due 2007; (b) to add Items 1.01 and 2.03 to reflect entry into a short-term credit facility in connection with the redemption; (c) to add Item 3.02 to reflect issuance of shares upon conversion of certain of the Notes; and (d) to add Exhibit 99.2.

* * * * *

Item 1.01. Entry Into a Material Definitive Agreement

     To the extent required by Item 1.01 of Form 8-K, the information contained or incorporated by reference in Item 2.03 of this Current Report is incorporated by reference in this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

     To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Items 2.03 and 8.01 of this Current Report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:

•	the Indenture, dated as of April 1, 2002, between WebMD and The Bank of New York, as trustee, a copy of which was filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the year ended March 31, 2002; and

•	the description of our 3 1/4% Convertible Subordinated Notes due 2007 contained in the Registration Statement on Form S-3 (No. 333-110629) filed on February 6, 2004 under the heading “Description of Notes.”

Upon completion of the redemption of the 3 1/4% Convertible Subordinated Notes due 2007, none of these Notes remained outstanding and the Indenture referred to above generally ceased to be of further effect.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     To the extent required by Item 2.03 of Form 8-K, the information contained or incorporated by reference in Item 8.01 of this Current Report is incorporated by reference in this Item 2.03.

     On June 1, 2005, WebMD entered into letter agreement with Bank of America, N.A., with respect to a short-term line of credit facility and borrowed $87 million under the facility. The sole purpose of the facility was to allow WebMD to fund the redemption of its 3 1/4% Convertible Subordinated Notes due 2007 on June 2, 2005, in advance of the receipt of proceeds from sales of marketable debt securities owned by WebMD. On June 2, 2005, WebMD sold marketable debt securities that it owned in an amount sufficient to repay the amount borrowed under the facility. WebMD anticipates that the proceeds from those sales will be available on June 3, 2005 and will be applied to repay, in full, all amounts due under the facility and the facility will automatically terminate. WebMD has granted to Bank of America, pursuant to a security agreement, a security interest in marketable debt securities owned by WebMD. The security agreement will automatically terminate upon repayment in full of the amount borrowed under the facility.

2

Item 3.02. Unregistered Sales of Equity Securities

     To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated by reference in Item 8.01 of this Current Report is incorporated by reference in this Item 3.02. We believe that approximately 1.08 million of the shares of our common stock issued upon conversion of our 3 1/4% Convertible Subordinated Notes due 2007 were issued pursuant to the exemption provided under Section 3(a)(9) of the Securities Act of 1933. The remaining shares of our common stock issued upon conversion were issued in transactions registered under the Securities Act pursuant to the Registration Statement referred to in Item 1.02 of this Current Report.

Item 8.01. Other Events.

     On May 2, 2005, WebMD elected to redeem all of its outstanding 3 1/4% Convertible Subordinated Notes due 2007. A summary of the redemption procedures relating to the 3 1/4% Notes was set forth in the Notice of Redemption, a copy of which was filed as Exhibit 99.1 to this Current Report and which is incorporated by reference in this Item 8.01. The Notice of Redemption set June 2, 2005 as the redemption date. Following the completion of the redemption, WebMD issued a press release, a copy of which is filed as Exhibit 99.2 to this Current Report and which is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

99.1*	Notice of Redemption, dated May 2, 2005

99.2	Press Release issued by WebMD Corporation, dated June 2, 2005, regarding redemption of 3 1/4% Convertible Subordinated Notes due 2007

*	Previously filed.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION
Dated: June 2, 2005	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

4

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Notice of Redemption, dated May 2, 2005

99.2	Press Release issued by WebMD Corporation, dated June 2, 2005, regarding redemption of 3 1/4% Convertible Subordinated Notes due 2007

*	Previously filed.

5